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                                                                    Exhibit 23.2

Notification of Inability to Obtain Consent

Arthur Andersen LLP audited the Company's financial statements for and as of the year ended December 31, 2001 included in this Form 10-K. These financial statements are incorporated by reference into the Company's previously filed Form S-3 Registration Statement File No. 333-108059, and Form S-8 Registration Statement File Nos. 2-89399, 33-48762, 33-61648, 333-81265 and 333-105116. The
Company has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated February 1, 2002
into  the  previously  mentioned  registration   statements. Accordingly,
Arthur Andersen LLP will not be liable to investors under section 11 (a) of the Securities Act of 1933 because it has not consented to being named as an expert in these registration statements, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.